Exhibit 99.1

Zymeworks Announces $50 Million Private Placement to EcoR1 Capital

•	Proceeds expected to extend cash runway into H2 2027

Vancouver, British Columbia (December 26, 2023) – Zymeworks Inc. (Nasdaq: ZYME), a clinical-stage biopharmaceutical company developing novel, multifunctional biotherapeutics, today announced that it had entered into a securities purchase agreement with funds affiliated with EcoR1 Capital, LLC (“EcoR1 Capital”), for the sale of an aggregate of 5,086,521 pre-funded warrants to purchase 5,086,521 shares of common stock, $0.00001 par value per share, in a private placement. Each pre-funded warrant will be exercisable at an exercise price equal to $0.0001 per share, subject to adjustments as provided under the terms of the pre-funded warrant and will be exercisable at any time on or after the closing date, subject to a post-exercise beneficial ownership limitation of 19.99%.

“We are grateful for the ongoing commitment and additional financial support from our largest stockholder, EcoR1 Capital, as we work towards making a meaningful difference for people impacted by difficult-to-treat cancers and other serious diseases” said Kenneth Galbraith, Chair and Chief Executive Officer of Zymeworks. “The proceeds from this transaction allow us to further strengthen our financial position and extend our cash runway ahead of key milestones and events expected in 2024 and 2025.”

The proceeds from this transaction will help to broaden and potentially accelerate the Company’s ‘5 by 5’ research and development strategy, with investigational new drug application filings for ZW171 and ZW191 scheduled for 2024, as well as for use in funding general corporate purposes. Based on the Company’s current operating plan, Zymeworks anticipates that the proceeds from this transaction will now extend its current cash runway into H2 2027.

The aggregate gross proceeds from the offering are expected to be approximately $50 million, before deducting estimated offering expenses. The private placement is expected to close on or about December 28, 2023, subject to the satisfaction of customary closing conditions. The purchase price of $9.8299 for each pre-funded warrant was based on the closing price of $9.83 per share of Company’s common stock on The Nasdaq Stock Market LLC on December 22, 2023.

In addition, the Company has agreed that EcoR1 Capital will have the right, anytime until January 1, 2026, to nominate one of its partners as a member of the board of directors of Zymeworks, subject to specified conditions.

The securities sold in this private placement have not been registered under the Securities Act of 1933, as amended, or state securities laws and may not be offered for sale, sold, transferred, assigned or otherwise disposed of absent registration with the U.S. Securities and Exchange Commission (SEC) or an applicable exemption from the registration requirements. Pursuant to the terms of a registration rights agreement entered into by Zymeworks with the investors, Zymeworks has agreed to file a registration statement with the SEC registering the resale of the shares of common stock issuable upon exercise of the pre-funded warrants.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

Additional details regarding this private placement will be included in a Current Report on Form 8-K to be filed by Zymeworks with the SEC.

About Zymeworks Inc.

Zymeworks Inc. (Nasdaq: ZYME) is a global biotechnology company committed to the discovery, development, and commercialization of novel, multifunctional biotherapeutics. Zymeworks’ mission is to make a meaningful difference for people impacted by difficult-to-treat cancers and other serious diseases. Zymeworks’ complementary therapeutic platforms and fully integrated drug development engine provide the flexibility and compatibility to precisely engineer and develop highly differentiated antibody-based therapeutic candidates. Zymeworks engineered and developed zanidatamab, a HER2-targeted bispecific antibody using Zymeworks’ proprietary Azymetric™ technology. Zymeworks has entered into separate agreements with BeiGene, Ltd. (BeiGene) and Jazz Pharmaceuticals Ireland Limited (Jazz), granting each of BeiGene and Jazz with exclusive rights to develop and commercialize zanidatamab in different territories. Zanidatamab is currently being evaluated in global Phase 1, Phase 2, and Phase 3 clinical trials, including certain ongoing pivotal clinical trials as a treatment for patients with HER2-expressing cancers. Zymeworks’ next clinical candidate, zanidatamab zovodotin (ZW49), is a HER2-targeted bispecific antibody-drug conjugate (ADC) developed using Zymeworks’ proprietary Azymetric™ and ZymeLink™ Auristatin technologies. Zanidatamab zovodotin is being evaluated in a Phase 2 clinical trial for patients with HER2-expressing non-small cell lung cancer. Zymeworks is also advancing a deep pipeline of product candidates based on its experience and capabilities in both ADC and multispecific antibodies (MSAT), including planned IND filings for ZW171 and ZW191 in 2024. In addition to Zymeworks’ wholly owned pipeline, its therapeutic platforms have been further leveraged through strategic partnerships with global biopharmaceutical companies. For information about Zymeworks, visit www.zymeworks.com and follow @ZymeworksInc on X.

Cautionary Note Regarding Forward-Looking Statements

This press release includes “forward-looking statements” or information within the meaning of the applicable securities legislation, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements in this press release include, but are not limited to, statements regarding the expected closing of the private placement, anticipated receipt and use of proceeds from the private placement, whether the conditions for the closing of the private placement will be satisfied, the filing of a registration statement or final prospectus, as applicable, to register the resale of the shares of common stock issuable upon the exercise of the pre-funded warrants to be issued and sold in the private placement, the anticipated cash runway following closing of the private placement, the timing of anticipated IND filings, and other information that is not historical information. When used herein, words such as “plan”, “believe”, “expect”, “may”, “continue”, “anticipate”, “potential”, “will”, “progress”, and similar expressions are intended to identify forward-looking statements. In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking. All forward-looking statements are based upon Zymeworks’ current expectations and various assumptions. Zymeworks believes there is a reasonable basis for its expectations and beliefs, but they are inherently uncertain. Zymeworks may not realize its expectations, and its beliefs may not prove correct. Actual results could differ materially from those described or implied by such forward-looking statements as a result of various factors, including, without limitation: whether the conditions for the closing of the private placement will be satisfied; clinical trials may not demonstrate safety and efficacy of any of Zymeworks’ or its collaborators’ product candidates; any of Zymeworks’ or its partners’ product candidates may fail in development, may not receive required regulatory approvals, or may be delayed to a point where they are not commercially viable; Zymeworks may not achieve milestones or receive additional payments under its collaborations; the impact of pandemics and other health crises on Zymeworks’ business, research and clinical development plans and timelines and results of operations, including impact on its clinical trial sites, collaborators, and contractors who act for or on Zymeworks’ behalf; inability to maintain or enter into new partnerships or strategic collaborations; regulatory agencies may impose additional requirements or delay the initiation of clinical trials; the impact of new or changing laws and regulations; Zymeworks’ assumptions regarding its cash runway may be incorrect; market conditions; and the other risks described under “Risk Factors” in Zymeworks’ Quarterly Report on Form 10-Q for its quarter ended September 30, 2023 (a copy of which may be obtained at www.sec.gov and www.sedar.com). Although Zymeworks believes that such forward-looking statements are reasonable, there can be no assurance they will prove to be correct. Investors should not place undue reliance on forward-looking statements. The above assumptions, risks and uncertainties are not exhaustive. Forward-looking statements are made as of the date hereof and, except as may be required by law, Zymeworks undertakes no obligation to update, republish, or revise any forward-looking statements to reflect new information, future events or circumstances, or to reflect the occurrences of unanticipated events.

Contacts:

Investor Inquiries:

Shrinal Inamdar

Director, Investor Relations

(604) 678-1388

ir@zymeworks.com

Media Inquiries:

Diana Papove

Senior Director, Corporate Communications

(604) 678-1388

media@zymeworks.com